INVEST IN TROUPE

Empowering consumers to design, buy, and sell custom jewelry.


ROOTED

WATCH VIDEO ▶

$0
raised of a $0 goal

Future Equity Agreement (SAFE)
$4m valuation cap; 15% discount

$100 min | INVEST

Sent to escrow via Wefunder Portal LLC

WHAT WE DO

We make it easy for anyone to design their own custom jewelry in minutes. It works like LEGO—snap together 3D objects from our library or we'll convert any 2D image to 3D. Anyone can take an image and turn it into brass, silver or gold jewelry. Once your design is complete, you can buy it or sell it in our marketplace.

OUR AMBITION

The global jewelry market is $250B and growing. Troupe aims to disrupt it, with self-service design and a massive all virtual marketplace. Customizable fashion is exploding in the 2D world— you can get anything printed on all kinds of apparel, but 3D design has been considered too complicated. Troupe makes 3D customization easy and provides a market for designers and consumers to create, buy, and sell.

- Founding team has previously led companies acquired by Brooktrout, Novell and Trip Advisor
- Won the Boston Innovator's Group startup competition.

DOCUMENTS

Troupe Investor Presentation

website: **troupejewelry.com**

3D PRINTING CUSTOMIZATION

WHY I LIKE TROUPE

Custom apparel is a huge market, but because of the complexity of 3D, the custom jewelry market is wide open. Troupe uniquely brings consumer self-service to 3D starting in jewelry.

The design experience is frankly amazing. It takes what used to be an incredibly expensive and complex process and makes it super-easy and engaging. Not too long ago, it used to be easier to use a professional to book a flight or design a business card. As simple, self-service tools emerged, entire industries became disrupted almost overnight. With Troupe, I can see that happing in the massive $250B jewelry space.

This is a big idea, in a very big market; add to that a game-changing technology and... READ MORE



Ben Littauer

TROUPE INVESTOR AND MEMBER BOSTON HARBOR ANGELS

THE BUZZ ABOUT TROUPE

Designing my own charm from Troupe was really fun. It was very easy to create my own unique design and I couldn't believe how great the bracelet looked when it arrived. My bracelet definitely looks like it came from an expensive boutique and whenever I wear my Troupe jewelry I get many compliments!

Margot Weinberg

Customer, Physician

DESIGN CUSTOM JEWELRY IN MINUTES

This is the first time history that consumers, with no previous experience can produce their own, beautiful keepsake in minutes – all in photorealistic 3D. Some users will opt to make designs to sell in our marketplace. As a pure virtual inventory platform we can realistically expect to become
the largest topical jewelry store in the world. Search for "cocker spaniel pendant", or "African art ring" and, we'll likely have an assortment.


Troupe Customer Experience


What We Do













DESIGN, SHOP, AND SELL: ALL IN ONE PLACE

We've built the first custom online jewelry design software and marketplace for anyone to use. We make it possible for anyone to design their own jewelry, set up a store to sell online, and shop for other custom jewelry from designers all over the world.


TROUPE
1. Design your charm
2. Add bracelet or necklace
$46.72

Design

Create 1-of-a-kind jewelry in minutes. It's free and easy. Create something beautiful and meaningful in just a few clicks.



Shop

Shop designs from our talented maker community. Many designs let you personalize text at checkout.


1. SET SALES GOAL
Sales Goal
Units
200
100
200
300
400
Projected Profit :
$3261.60
2. SET PRICE
Material
Sale Price
Profit Per Unit
Polished 18K Gold Plate
Lowest price : $32.40
$16.31

Sell

Set up campaigns to sell your designs in our marketplace or elsewhere. The more you sell, the more you make per unit.

Troupe is All of Us

Hey Guys,

As a serial entrepreneur, I have had a number of successful businesses that have created great returns for its stakeholders. For the most part, I have raised capital through traditional venture channels. So, why am I choosing crowd funding to kickoff Troupe?

I truly believe that great customers and investors are great for business. Through Wefunder, Troupe will not only be raising capital, but more importantly, partnering with an enthusiastic group of evangelists for the brand. In today's world, brand influencers are the number one way to tell the brand's story and attract more customers. We all support the brand and we all win.

Troupe is disrupting a massive industry. We have a powerful, proprietary, technology and are addressing a consumer base with significant pent-up demand. As our marketplace rolls out, we anticipate having the largest topical jewelry store in the world. Not only will customers be able to design exactly what they want, but, also search for any passion and we'll likely have that for them as well.

Please join me in this and show us your support. Together, we'll change the retail landscape forever and have a chance to significantly profit in the process.



Andy Fox

MEET THE FOUNDERS



Andy Fox

CEO

Andy Fox previously founded several successful startups including Imidio and Technically Speaking. He has had four profitable exits.



Lauren Nagel

MARKETING

An experienced consumer marketing executive delivering huge growth for companies such as Flipkey / Trip Advisor, Karmaloop and Kitsy Lane.

Q&A

– COLLAPSE ALL

What problem are you solving?

Today's consumers are looking, more and more, for customized solutions. You're seeing this explode in the 2D world. If you go to Nike.com, they're not even asking you to shop anymore, they're asking you to customize your shoes. You can get absolutely anything you want printed on apparel or footwear. When you move over to the 3D world, though, it becomes too complex for the consumer. Now, we are stepping in to change all that.

How exactly does Troupe work?

We've created a super simple CAD tool. It works like LEGO, for jewelry creation. You simply take components from our extensive library, and then snap things together in photorealistic real-time. It will look like you're working with actual metal. You can snap together metal pieces, all in 3D, and see it from every angle. You can use the components from our library, or convert your own 2-D images into 3-D and incorporate that into your design. If you wanted to make a pendant of your dog, you'd just need to upload a photo and you're good to go.

How many people do you think will do this?

Jewelry is an expression of passion, and there's one huge segment of the market looking to express their specific passions through their jewelry. Jewelry presents a way of expressing your passion that's much more personal than designing a t-shirt or a household decoration. For example, if I just got my license, I would love to create a pendant with my first car on it. Or, I just pledged a sorority and want to do something for my big sister; I could get something specifically with her name on it. So, when you ask how many people would be interested in designing their own jewelry, a better question is how many people feel strongly about their passions. That's a huge number of people; really, that's all of us to some degree.

How will you find early adopters?

We're planning on launching with affiliate partners, selling in very narrow verticals. This way, we can target communities of people who are very passionate about a particular thing, and provide them with jewelry designed by a major influencer within that community. For example, we could reach out to sororities, targeting the whole chapter of a hundred girls. That whole group represents an immediate audience that wants something with their symbols on it, or that commemorates a particular event.

Tell us about other industries where your business model has worked.

You see a lot of people making custom t-shirts using a similar model. Teespring is a good example, and has grown to about $300 million in sales over a 3 year period. They reach out to influencers, like a woman who runs the popular website bandmomdesigns.com. She's an influencer in the high school marching band world, and will sell her shirts to her community. Because she already has an audience, when Teespring finds these influencers, they can make great profits.

Teespring is great at what they do, but they've got a lot of competitors. With t-shirts, there's a low barrier for entry, and it's easy for competitors to enter the market. But, we're the first game in town in online jewelry design. Once we attract those same kind of affiliates, we see our success being even greater without all this competition.

What's your post-launch strategy?

We're making it easy for anyone to jump onto the platform with any idea, and already find a platform that makes that expression easy. We're already designing components targeted at specific verticals. We're going to start by targeting these verticals very narrowly, building some revenue and momentum.

Then, we'll start to build out breadth in the communities we're reaching out to. Eventually, we want to be broad in the groups we target, everything from marathon runners to concert-goers, to yoga enthusiasts, etc. Really, this is a product for everyone, so we want everyone to be using it.

Alongside this, we already have the consumer-facing design tool up-and-running. Though we haven't started marketing for these generic consumers, anyone who finds the site will be able to use our product immediately. We're going to continue targeting these narrow verticals until we're at a point where we're ready to slam our foot down on the gas and go hard at it. The orders that we are processing now are inspiring. It's been exciting.

What kinds of products will customers be able to design? ^

We have a number of design tools that we'll be launching. At our initial launch, we are releasing two of them: the charm designer and the pendant designer. With these design tools, you can make bracelets, bangles, chain pendants and key chains. What you can create in terms of shapes, textures, styles is virtually limitless.

We support eight different materials. We're not working in what's called white metals such as zinc alloys. We want our jewelry to be quality, and to last. We use mostly brass and sterling silver as a base, and offer a variety of finishes including 18-karat gold plating. Everything's then coated in what's called an "e-coat," which is an invisible polymer that will help the jewelry wear longer. We're making memories. We want people to have a keepsake they can enjoy for years to come.

Walk us through the entire design to sale process. ^

As the customer, you can use the site to easily design anything you want. You can use a background we give you, combine it with your own image, add text if you want, different finishes - anything you want to make it yours. You can see it all in 3D, rendered in the metal you choose, and see how it will look as a final product hanging on a chain or bracelet. All that can take as little as 10 minutes. When you're done, it will look like it came from the nicest department store. You order it, and it's delivered within 14 days.

If you're an affiliate seller, the design process will be the same for you, but instead of clicking the 'buy' button, you can launch a campaign to sell your design. The more you sell, the bigger discount you get from us, so there's the incentive to really push your design. From the site, you can track your sales directly. You can watch your revenue come in, and then withdraw your earnings via PayPal.

How does the production and fulfillment process work? ^

On our end, once you place your order, the back office team will start the production process that same day.

We use our in-house software to generate a stereo lithography file, which is a 3D description of your design. We then 3D print the design using our very specific, super high-end 3D printer, printing at under 25 microns of resolution. We own those machines, and work closely with the vendor to develop a process that maintains that high level of resolution. We print a model in resin, which will look exactly like what you designed.

From there, we work with a partner to go through a process called casting, where they take our resin models and make a hard ceramic cast, which we will then fill with the molten metal to produce the final product. Most of this process happens in huge batches, but each piece ends up being hand polished. The product will get polished and plated according to your preferences, and then be assembled into the bracelet, necklace, or keychain of your choice, and off it goes!

How much does one of your machines cost? ^

We're compelled to consume, purchase, and deploy only the finest, highest detailed printers available, so they aren't cheap. Our printers run about $130,000 a piece. With one $130,00 printer, we have the capacity to deliver about $4 million worth of revenue a year. You can get your money back awfully quick when you put volume on it.

What's your production capacity right now? ^

We can produce about 300 units in a 24 hour period.

What are your margins? ^

Currently, our gross margin is running at around 84%.

What are the biggest risks for the business?

Like any business, the biggest risk is around customer acquisition cost. Can you make a profit on first order, or do you have to wait for the 2nd order before you customer makes more money than it costs to acquire the customer. That's why we're targeting affiliates: people who might sell 50; 100; 1,000; 10,000 over the course of the year. With them, you've got some incredible leverage, driving down the average cost of customer acquisition.

Another thing we see lessening this risk is the nature of what we're selling. This is jewelry that communicates a specific passion, but most people don't have just one passion, they have many, and will likely come back for multiple pieces. The more a customer purchases, the better the return we get on customer acquisition

How did you come up with this?

I've started a number of tech companies, and have had some success as an entrepreneur, but I started getting into jewelry specifically in my last company: Kitsy Lane. At Kitsy, we weren't innovating on the jewelry itself, so much as the distribution channel.

But one company that was innovating on product was the charm company Pandora. We watched Pandora become the largest jewelry company in the world on a per-unit basis and as we interviewed their customers, we realized that people have this insatiable passion to express themselves through jewelry.

At the same time we started seeing this drive toward customization all over the market, like in customizable shoes at Nike.

We saw a gap in the market: While the charm vendors were growing at a torrid pace, they certainly couldn't inventory everyone's passion. What if we could let people design whatever they wanted, be passionate about whatever they wanted? We could have the largest virtual inventory of jewelry in the world. That was really the motivation for this business.

Why are you the team to do this?

I've been involved in founding a lot of different companies and have had 4 great exits for stakeholders. I bring jewelry experience into this venture and in general, am a guy who gets excited around solving complex consumer problems. Lauren Nagel works with me on the marketing side, and is a terrific digital marketer who's been involved in some great companies. She worked at Karmaloop, doubling the revenue of their flash sale business from 16 to 32 million in just over a year. We worked together at Kitsy, and are continuing that work here.

Who is your competition?

Our main competitors today are the charm vendors, but we've seen that they're limited by their inventory. Your ability to get at your specific passion is limited by whatever they carry, whereas the variety in our product is virtually limitless.

Another area of competition is 3-D printing companies that allow you to design your own goods, and they'll print them. However, this means you need your own professional tools, and you need to have professional-level CAD skills. Those platforms are complicated, and everything's really designed for wholesalers. We're opening up that opportunity to anyone and everyone, which we don't really see anyone else doing.

How big is the market?

The global market for jewelry is pushing $250 billion, and it's still growing at an 8% annually. It's massive. Just the charm market itself is $17 billion, and we're dramatically broader than that; as we'll be rolling out in just about every category: signets, bands, earrings, etc..

If you look at the jewelry market, you see that half of it is focused on what we call "outward jewelry," which is about expressing status and affluence. The other half is this area of expression, and that's where we fall. That part of the market is growing dramatically faster than the 8% growth of the industry in general.

We see ourselves expanding into a market that's already growing really fast. We're not inventing something new, or really trailblazing in any kind of risky way. We see the custom apparel market blossoming, and we see the jewelry market booming, and we're filling a glaring gap between those two markets.

INVESTMENT TERMS

Invest in Troupe with a **Future Equity Agreement (SAFE)** under these terms:

$4m	15%
valuation cap	discount rate

INVESTOR PERKS

Invest $500+ One $50 Troupe Gift Certificate

Invest $1,000+ Three $50 Troupe Gift Certificates

Invest $5,000+ Troupe "Founder" Limited Edition Sterling Pendant

Invest $10,000+ Consulting to design your own jewelry line + five $50 Troupe Gift Certificates for 5 friends

Invest $25,000+ Dinner with Troupe Team and five $50 Troupe Gift Certificates for 5 friends

USE OF FUNDS

0% Funded ($20,000)
Roll out an affiliate module to allow our makers to sell their creations on our platform.

0% Funded ($100,000)
Enhance the marketing team via strategic hires, which will enable us to roll out stronger and more far-reaching marketing programs.

RISKS SPECIFIC TO TROUPE

1. Significant competition could emerge with a stronger offering, causing our business to fail.

2. Key employees could depart resulting in irreparable harm in finding replacements, causing the business to fail.

3. The company may not be able to hire the right technical team needed to scale

4. Market demand may not materialize as anticipated as the company is pre-launch

5. Kindred's COGS could increase to a point that harms its gross margin making profitability a challenge.

6. Kindred requires a skilled supply chain to produce its goods. If this supply chain proves unreliable, it could cause the business irreperable harm.

7. Kindred could run out of money before it becomes profitable. Kindred could fail to acquire follow-on funding.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Troupe is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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How do I earn a return?
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Have another question?

888-546-0325

SF / Boston

Form C

Every company that conducts a Regulation Crowdfunding offering must first submit a Form C to the Securities and Exchange Commission. Wefunder has helped you generate this draft of a Form C based on information you have provided, which we've done solely as a convenience.

Because this is an official regulatory filing and you will have liability under the Securities Act of 1933 with respect to any misstatements or omissions, we strongly recommend that you have your lawyer review your Form C before having us file it on your behalf.

Cover Page

Name of issuer:

Kindred Brands, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 10/15/2015

Physical address of issuer:

425 Washington St.
Boston MA 02135

Website of issuer:

http://www.troupejewelry.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

20,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $20,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$20,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

11/12/2016 [1]

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

[1] **Deadline will be adjusted to be 180 days from when filed with SEC.**

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$127,803.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$127,562.00	$0.00
Long-term Debt:	$7,065.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($129,663.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Kindred Brands, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Andy Fox	CEO	Troupe Jewelry	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Andy Fox	CEO	2015
Andy Fox	Secretary	2015
Andy Fox	Treasurer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Andy Fox	90000 shares of common stock	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Kindred could run out of money before it becomes profitable. Kindred could fail to acquire follow-on funding.
>
> Kindred requires a skilled supply chain to produce its goods. If this supply chain proves unreliable, it could cause the business irreperable harm.
>
> Kindred's COGS could increase to a point that harms its gross margin making profitability a challenge.
>
> Market demand may not materialize as anticipated as the company is pre-launch
>
> The company may not be able to hire the right technical team needed to scale
>
> Key employees could depart resulting in irreparable harm in finding replacements, causing the business to fail.
>
> Significant competition could emerge with a stronger offering, causing our business to fail.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$20,000**
Use of Proceeds:	Roll out an affiliate module to allow our makers to sell their creations on our platform.

If we raise:	**$100,000**
Use of Proceeds:	Enhance the marketing team via strategic hires, which will enable us to roll out stronger and more far-reaching marketing programs.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	100,000	90,000	Yes	No
Debt Securities			Choose	No
Other				
Restricted Stoc	10,000	5,175	No	No
Convertible De	95,000	95,000	No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$4 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has a Due to Owner of $127,429

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2016	4(2)	Convertible Note	$95,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Andy Fox, Issuer, Due to: $127,429

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Kindred Brands was incorporated in Delaware on October 15th of 2015. Our company aims to empower consumers to design, buy and sell custom jewelry.

Our core technology is focused around a consumer-friendly CAD tool that enables 3D design within a web browser. A consumer can design jewelry by combining components from our library. The platform can also create 3D components by uploading and converting a 2D image. Additionally, consumers can convert text to 3D. A compelling aspect of the design process is that it not only takes place is 3D, it is also presents in a photorealistic way so consumers can visualize their piece, in the material of their choice during the design process.

Once a user designs a piece of jewelry, she can buy it and/or sell it in our marketplace. Our users can get a discount from our wholesale price that increases with the volume of the sales they drive to their designs. Discounts accumulate as a cash balance that can be withdrawn via a PayPal transaction.

While customizable fashion is apparel and footwear is seeing great growth, it is not yet happening in jewelry. We believe the reason is that, until Kindred's offering, there hasn't been an easy, consumer-friendly tool to enable 3D design – for jewelry.

Currently Kindred is pre-revenue, but has created what management believes is a compelling and valuable asset in its software platform; however, it may have a value that is materially different from our estimated value.

Kindred plans to generate revenue in 2016 and in future years from jewelry sales driven by both our own marketing efforts and those of the users that make their own designs on our platform.

As an early-stage company, we have experienced losses thus far in our operating history. Given the early stage of the Company our model is not yet proven and has high risk.

We are currently in a live-beta with the design and buy section of the site. The marketplace component has yet to go live. We have had great feedback, however, it is early and our future success is required for investors to see a return on their investment. The timing on that return could be many years.

While the company does not plan to reach profitability for several years, this timing is consistent with other R&D-focused marketplace businesses.

On December 15th of 2015, our company had an approximate cash balance of $0. In the early part of 2016, the company secured $85,000 of working capital, for a total of $95,000 of outside capital raised in the form of a convertible note.

The terms of the note are as follows:

The note accrues interest of 8% annually, and will mature and be payable in October of 2017 or will automatically convert into equity into the company in the event that the Company sells preferred equity securities to one or more investors for aggregate proceeds to the Company excluding cancellation of indebtedness under the Note or any other convertible debt of at least $700,000 no later than 10/31/2017, at a price per share equal to the lesser of eighty percent (80%) of the price per share paid for the financing securities or the price per share obtained by dividing $3,000,000 by the Fully-Diluted Capitalization of the Company immediately prior to the closing of the financing.

Beyond the note Financing, CEO, Andy Fox has contributed his own capital to keep the business running. In the future, the business will require more capital from either outside sources and / or management to achieve profitability. There is risk that the Company is unable to raise enough funding from management or outside investors to insure current and future investors will see a return on their investment.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.troupejewelry.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

  SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements & Tax Returns

  Financials 1

Appendix D: Director & Officer Work History

  Andy Fox



Andy Fox

3rd

Founder at Troupe

Greater Boston Area | Computer Software

Current Troupe

Previous Kitsy Lane, Novell, Sitescape

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Background

Experience

CEO
Troupe
October 2015 – Present (8 months) | Boston

www.troupejewelry.com

CEO
Kitsy Lane
May 2011 – July 2015 (4 years 3 months)

Vice President of Engineering; Vice President of Product Mgmt
Novell
2008 – May 2011 (3 years)

CTO
Sitescape
March 2006 – 2008 (2 years)

CEO
imidio
2006 – 2008 (2 years)

CEO, Founder
iconverse
2002 – 2004 (2 years)